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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

1.         ARC Air Force Village, L.P., a Tennessee limited partnership
2.         ARC Bahia Oaks, Inc., a Tennessee corporation
3.         ARC Boca Raton, Inc., a Tennessee corporation
4.         ARC Brandywine Management, LLC, a Tennessee limited liability company
5.         ARC Brandywine, LLC, a Tennessee limited liability company
6.         ARC Capital Corporation II, Inc., a Tennessee corporation
7.         ARC Capital Corporation, a Tennessee corporation
8.         ARC Carriage Club of Jacksonville, Inc., a Tennessee corporation
9.         ARC Castle Hills, Inc., a Tennessee corporation
10.        ARC Castle Hills, L.P., a Tennessee limited partnership
11.        ARC Charlotte, Inc., a Tennessee corporation
12.        ARC Corpus Christi, Inc., a Tennessee corporation
13.        ARC Cypress Station, L.P., a Tennessee limited partnership
14.        ARC Deane Hill, LLC, a Tennessee limited liability company
15.        ARC Flint, Inc., a Tennessee corporation
16.        ARC Fort Austin Properties, Inc., a Tennessee corporation
17.        ARC Freedom, Inc., a Tennessee corporation
18.        ARC Greenwood Village, Inc., a Tennessee corporation
19.        ARC Heritage Club, Inc., a Tennessee corporation
20.        ARC Holland, Inc., a Tennessee corporation
21.        ARC Holley Court Terrace, L.P., a Tennessee limited partnership
22.        ARC Imperial Plaza, Inc., a Tennessee corporation
23.        ARC Imperial Services, Inc., a Tennessee corporation
24.        ARC Lady Lake, Inc., a Tennessee corporation
25.        ARC Lakeway, L.P., a Tennessee limited partnership
26.        ARC Lifemed, Inc., a Tennessee corporation
27.        ARC Lowry, LLC, a Tennessee limited liability company
28.        ARC Management Corporation, a Tennessee corporation
29.        ARC Management, LLC, a Tennessee limited liability company
30.        ARC Naples, LLC, a Tennessee limited liability company
31.        ARC Oakhurst, Inc., a Tennessee corporation
32.        ARC Park Regency, Inc., a Tennessee corporation
33.        ARC Parklane, Inc., a Tennessee corporation
34.        ARC Partners, Inc., a Florida corporation
35.        ARC Pearland, L.P., a Tennessee limited partnership
36.        ARC Pecan Park, L.P., a Tennessee limited partnership
37.        ARC Pinegate, L.P., a Tennessee limited partnership
38.        ARC Richmond Place, Inc., a Tennessee corporation
39.        ARC Rossmoor, Inc., a Tennessee corporation
40.        ARC San Antonio, Inc., a Tennessee corporation
41.        ARC Santa Catalina, Inc., a Tennessee corporation
42.        ARC SCC, Inc., a Tennessee corporation
43.        ARC Scottsdale, LLC, a Tennessee limited liability company
44.        ARC Seminole, Inc., a Tennessee corporation
45.        ARC Services, L.P., a Tennessee limited partnership
46.        ARC Shavano, L.P., a Tennessee limited partnership
47.        ARC Spring Shadow, L.P., a Tennessee limited partnership
48.        ARC Sun City Center Inc., a Tennessee corporation
49.        ARC Sun City Golf Course, Inc., a Tennessee corporation
50.        ARC Tarpon Springs, Inc., a Tennessee corporation
51.        ARC Westlake Village, Inc., a Tennessee corporation
52.        ARC Wilora Lake, Inc., a Tennessee corporation
53.        ARCLP-Charlotte, LLC, a Tennessee limited liability company
54.        Assisted Care of the Villages, a Florida general partnership
55.        FALP Acquisition Company, LLC, a Tennessee limited liability company
56.        FALP Holding Company, LLC, a Tennessee limited liability company
57. Flint Michigan Retirement Housing, LLC, a Tennessee limited liability company
58.        Fort Austin Limited Partnership, a Texas limited partnership
59. Freedom Group Development Company, Inc., (d/b/a Freedom Development Corporation), a Tennessee corporation
60.        Freedom Group Management Company, Inc., a Tennessee corporation
61.        Freedom Group-Lake Seminole Square, Inc., a Tennessee corporation
62. Freedom Group-Naples Management Company, Inc., a Tennessee corporation
63.        Freedom Village of Holland, a Michigan general partnership
64. Freedom Village of Sun City Center, Ltd., a Florida limited partnership
65. Homewood at Brookmont Terrace, LLC, a Tennessee limited liability company
66. Lake Seminole Square Management Company, Inc., a Tennessee corporation
67.        Lebarc, L.P., a Tennessee limited partnership
68.        Plaza Professional Pharmacy, Inc., a Virginia corporation
69.        Trinity Towers Limited Partnership, a Tennessee limited partnership